LUNAR CORPORATION
                             AMENDED AND RESTATED
                               STOCK OPTION PLAN


     1. PLAN. To provide incentives to officers, key employees and consultants of Lunar Corporation (the "Company"), its subsidiaries, and any other entity
(collectively "subsidiaries") designated by the Board of Directors of the
Company(the "Board"), and members of the Board to contribute to the success and prosperity of the Company, based upon the ownership of the common stock, par value $.01, of the Company ("Common Stock"), the Committee hereinafter designated, may grant nonqualified stock options to officers, key employees, consultants and eligible members of the Board on the terms and subject to the conditions stated in this Plan.

     2. ELIGIBILITY. Officers, key employees and consultants of the Company and its subsidiaries and members of the Board who are not employees of the
Company ("non-employee directors") shall be eligible, upon selection by the
Committee, to receive stock options as the Committee, in its discretion, shall determine.

     3. SHARES ISSUABLE. The maximum number of shares of Common Stock to be issued after the effective date of this Plan pursuant to all grants of stock options hereunder shall be 2,400,000, subject to adjustment in accordance with
Section 5. Shares of Common Stock subject to a stock option granted hereunder, which are not issued by reason of the expiration, cancellation or other termination of such stock option, shall again be available for future grants of stock options under this Plan; provided, however, that in the event a stock option is granted under this Plan in replacement or cancellation of, or in exchange for, an outstanding stock option previously granted under this Plan or any other plan of the Company, and the option price per share of the newly granted stock option is less than the option price per share of the stock option being replaced, canceled or exchanged, then the shares of Common Stock subject to the replaced, canceled or exchanged stock option shall not be available for future grants of stock options under this plan, except to the extent a majority of the outstanding shares of Common Stock approve any such replacement, cancellation or exchange.

     Shares of Common Stock to be issued may be authorized and unissued shares of Common Stock, treasury stock, or a combination thereof.

     To the extent required by Section 162(m) of the Internal Revenue
Code of
1986, as amended (the "Code"), and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 100,000, subject to adjustment as provided in Section 5.

     4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by a committee designated by the Board (the "Committee") consisting of two or more members of the Board, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and an "outside director" within the meaning of
Section 162(m)
of the Code.

     The Committee shall, subject to the terms of this Plan, establish eligibility guidelines, select officers, key employees, consultants and non-employee directors for participation in this Plan and determine the number of shares of Common Stock subject to a stock option granted hereunder, the exercise price for such shares of Common Stock, the time and conditions of vesting or exercise and all other terms and conditions of the stock option, including, without limitation, the form of the option agreement. The Committee may establish rules and regulations for the administration of the Plan, interpret the Plan and impose, incidental to the grant of a stock option, conditions with respect to the grant or award of stock options or competitive employment or other activities not inconsistent with or conflicting with this
Plan. All such rules, regulations and interpretations relating to this Plan adopted by the Committee shall be conclusive and binding on all parties. All grants of stock options under this Plan shall be evidenced by written agreements between the Company and the optionees, and no such grant shall be valid until so evidenced.

     5. CHANGES IN CAPITALIZATION. Appropriate adjustments shall be made by the Committee in the maximum number of shares to be issued under the Plan and the maximum number of shares which are subject to any stock option granted hereunder, and the exercise price therefor, to give effect to any stock splits, stock dividends and other relevant changes in the capitalization of the Company occurring after the effective date of this Plan (which shall not include the sale by the Company of shares of Common Stock or securities convertible into shares of Common Stock).

     6. EFFECTIVE DATE AND TERM OF PLAN. This Plan shall be submitted to the shareholders of the Company for approval and, if approved, shall become effective on the date thereof. This Plan shall terminate ten years after it becomes effective unless terminated prior thereto by action of the Board. No further grants shall be made under this Plan after termination, but termination shall not affect the rights of any optionee under any grants made prior to termination.

     7. AMENDMENTS. This Plan may be amended by the Board in any respect, except that no amendment may be made without shareholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available for issuance under this Plan (other than as provided in Section 5),
(b) amend the first paragraph of Section 3 to permit shares subject to an outstanding stock option that is replaced, canceled or exchanged for a newly granted stock option with an option price per share lower than the option price per share of the outstanding stock option to become available for future grants, or (c) otherwise require shareholder approval.

     8.  EXISTING STOCK OPTIONS.  Stock options granted by the
Company prior to
the date of shareholder approval of this Plan shall continue in effect in accordance with their terms.

     9.  GRANTS OF STOCK OPTIONS.  Options to purchase shares of
Common Stock
may be granted hereunder to such eligible officers, key employees, consultants, and non-employee directors as may be selected by the Committee.

     10. OPTION PRICE. The option price per share of Common Stock purchasable upon exercise of an option granted hereunder shall be determined by the
Committee; PROVIDED, HOWEVER, that the option price per share of Common Stock purchasable upon exercise of an option granted under this Plan shall be 100% of the fair market value of a share of Common Stock on the date of grant of such option. For purposes hereof, "fair market value" shall be determined by the
Committee.

     11. STOCK OPTION PERIOD. Each stock option granted hereunder may be granted at any time on or after the effective date, and prior to the termination, of this Plan. The Committee shall determine whether such stock option shall become exercisable in cumulative or non-cumulative installments or in full at any time. An exercisable stock option may be exercised in whole or in part with respect to whole shares of Common Stock only. The period for the exercise of each stock option shall be determined by the Committee.

     12. EXERCISE OF STOCK OPTIONS. (a) Upon exercise, the option price may be paid in cash, in shares of Common Stock having a fair market value on the date of exercise equal to the option price, or in a combination thereof. The Company may arrange or approve of a cashless option exercise procedure which complies with the provisions of Section 16 of the Exchange Act and the rules and regulations thereunder.

     (b)Unless otherwise set forth in the Stock Option Agreement, an option may be exercised during an optionee's continued employment with the Company or one of its subsidiaries, or service on the Board, as the case may be, and, except in the event of such optionee's death, within a period of 30 days following termination of such employment or service, but only to the extent exercisable and within the term of such option at the time of the termination of such employment or service; provided, however, that if employment of the optionee by the Company or one of its subsidiaries or service on the Board shall have terminated by reason of retirement after age 60, then the option may be exercised within a period not in excess of one year following such termination of employment or service on the Board, but only to the extent exercisable and within the term of such option at the time of such termination of employment or service.

     (c)Unless otherwise set forth in the Stock Option Agreement, no option shall be transferable except that (1) in the event of the death of an optionee
(i) during employment or service on the Board, as the case may be,
(ii) within a
period of one year after termination of employment or service on the Board, as the case may be, by reason of retirement after age 60 at a time when the option is otherwise exercisable or (iii) within 30 days after termination of employment or service on the Board, as the case may be, for any other reason, outstanding stock option may be exercised, but only to the extent exercisable and within the term of such option prior to the application of this Section 12, by the executor, administrator, personal representative, beneficiary or similar person of such deceased optionee within one year of the death of such optionee in the case of clauses (i) and (ii) or within 90 days of the death of such optionee in the case of clause (iii) and (2) the Committee may consent to the transfer or transferability of any particular option in the manner approved by the
Committee.

     13. ACCELERATION OF OPTIONS UPON A CHANGE IN CONTROL. The following provisions shall apply in the event of a "Change in Control":

     (a) In the event of a Change in Control, any stock options not previously exercisable in full shall become fully exercisable.

     (b)  For purposes hereof, "Change in Control" means:

     (1) The acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the
Exchange Act, of beneficial ownership within the meaning of Rule
13d-3
promulgated under the Exchange Act, of 50% or more of the then outstanding shares of Common Stock (the "Outstanding Common Stock"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change in Control:
(A) any
acquisition by the Company, (B) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition by an underwriter or underwriters as part of a BONA FIDE public distribution of securities of the Company or (D) any acquisition by any Person which beneficially owned as of the effective date of this Plan, 30% or more of the outstanding Common Stock; and PROVIDED FURTHER that, for purposes of clause (A), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 50% or more of the outstanding Common Stock by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) Individuals who, as of the date hereof, constitute the Board
(the
"Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual who becomes a director of the
Company subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and PROVIDED FURTHER, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of
Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent
Board;

     (3) Approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 50% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock,
(ii) no Person (other than the Company, any employee plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the
Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the Outstanding Common Stock) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of such corporation or 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the Board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the
Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

     (4) Approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 50% of the then outstanding shares of common stock thereof and more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the
Outstanding Common Stock, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 30% or more of the Outstanding Company Common Stock) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock thereof or 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the Board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.